Exhibit 5.2

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29 August 2012	Our Ref: SE/sjs/P135-115672

Petróleo Brasileiro S.A. — Petrobras

Avenida República do Chile, 65

20031-912 Rio de Janeiro — RJ, Brazil

Petrobras International Finance Company

4th Floor, Harbour Place

103 South Church Street, PO Box 1034GT

George Town, Grand Cayman

Cayman Islands, BWI

Dear Sirs

REGISTRATION STATEMENT ON FORM F-3 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF PETROBRAS INTERNATIONAL FINANCE COMPANY AND PETRÓLEO BRASILEIRO S.A. — PETROBRAS

We have acted as special Cayman Islands counsel to Petrobras International Finance Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 of Petróleo Brasileiro S.A.—Petrobras, a Brazilian corporation (sociedade de economia mista) (“Petrobras”), and the Company (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) unsecured debt securities of Petrobras (which may be convertible at the option of the holder thereof into equity securities of Petrobras) (the "Petrobras Debt Securities"), (ii) unsecured debt securities of the Company (each a "Company Debt Security" and, together the “Company Debt Securities”) accompanied by guaranties of Petrobras (the "Guaranties"), (iii) preferred shares of Petrobras, without par value, which may be represented by American Depositary Shares (the "Preferred Shares"), (iv) common shares of Petrobras, without par value, which may be represented by American Depositary Shares (the "Common Shares"), (v) warrants to purchase Petrobras Debt Securities (the "Petrobras Debt Warrants"), (vi) warrants to purchase Preferred Shares or Common Shares (the "Petrobras Equity Warrants" and, together with the Petrobras Debt Warrants, the "Petrobras Warrants"), (vii) warrants to purchase Company Debt Securities (each a "Company Debt Warrant" and, together the “Company Debt Warrants”) accompanied by Guaranties and (viii) securities mandatorily convertible into Preferred Shares or Common Shares.  The securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act, at offering prices to be determined from time to time.

Walkers Walker House, 87 Mary Street, George Town Grand Cayman KY1-9001, Cayman Islands T +1 345 949 0100 F +1 345 949 7886 www.walkersglobal.com

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We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.  We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.  Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Transaction Documents nor upon the commercial terms of the transactions contemplated by the Transaction Documents.

In rendering this opinion, we have reviewed:

1.	the Registration Statement filed with the SEC as at the date hereof;

2.

the indenture dated as of 29 August 2012 (the “Indenture”) between the Company, as issuer, and The Bank of New York Mellon (formerly the Bank of New York), as trustee (the "Trustee"), attached as an exhibit to the Registration Statement and pursuant to which Company Debt Securities may be issued, and the form of Company Debt Security attached thereto;

3.

the Certificate of Incorporation dated 24 September 1997, the Certificate of Incorporation on Change of Name dated 13 October 1997, the Memorandum and Articles of Association as adopted on 23 February 2008 and the Register of Directors of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together, the "Company Records");

4.	a copy of executed minutes of meetings of the Board of Directors of the Company dated 29 August 2012, respectively (the "Resolutions"); and

5.

a copy of the executed Power of Attorney given by the Company in favour of Sérvio Túlio da Rosa Tinoco, Gustavo Tardin Barbosa, Theodore Helms, Manuel Silva, Arthur Costa da Silva and Neyde Lucia Safadi  de Abreu dated 29 August 2012 (the "Power of Attorney").

and we have made such inquiries and examined originals (or copies certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments and made such examination of the law as we have deemed necessary or appropriate to enable us to render this opinion. In such examinations, we have assumed the genuineness of all signatures, the legal capacity at all relevant times of any natural persons signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as certified or true copies or as reproductions (including documents received by facsimile) and the truthfulness of all certificates of public officials and corporate officers. For the purposes of this opinion, the Indenture, any debt warrant agreement in substantially the form described in the Registration Statement (each a "Debt Warrant Agreement") to be entered into by the Company and one or more institutions, as warrant agents, each to be identified in  the applicable Debt Warrant Agreement, pursuant to which the Company Debt Warrants are to be issued from time to time, any Company Debt Security and any Company Debt Warrant are collectively referred to as “Transaction Documents”.

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In connection with this opinion, we have relied upon the following assumptions, which we have not independently verified:

1.

At the time of any offering of Company Debt Securities and/or Company Debt Warrants, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a prospectus supplement will have been prepared and filed with the SEC describing the Company Debt Securities and/or Company Debt Warrants offered thereby; (iii) the Company Debt Securities and/or Company Debt Warrants will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (iv) a definitive purchase, underwriting or similar agreement with respect to any Company Debt Securities and/or Company Debt Warrants offered will have been duly authorised and validly executed and delivered by the Company and the other parties thereto.

2.

There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the execution or delivery of the Transaction Documents and, insofar as any obligation expressed to be incurred under the Transaction Documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

3.

The Transaction Documents are within the capacity, power, and legal right of, and have been or will be duly authorised, executed and delivered by, each of the parties thereto (other than the Company) and constitute or, when executed and delivered, will constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with their terms as a matter of the laws of all other relevant jurisdictions (other than the Cayman Islands).

4.

The choice of the laws of the jurisdiction selected to govern each of the Transaction Documents has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all relevant jurisdictions (other than the Cayman Islands).

5.

All authorisations, approvals, consents, licences and exemptions required by, and all filings and other requirements of each of the parties to the Transaction Documents outside the Cayman Islands to ensure the legality, validity and enforceability of the Transaction Documents have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

6.	All conditions precedent contained in the Transaction Documents have been or will be satisfied or waived.

7.	The Board of Directors of the Company considers the execution of the Transaction Documents and the transactions contemplated thereby to be in the best interests of the Company.

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8.	No disposition of property effected by any of the Transaction Documents is made wilfully to defeat an obligation owed to a creditor or at an undervalue.

9.

The Company was, or will be, as the case may be, on the dates of execution of the Transaction Documents to which it is a party and the disposition of property by the Company thereunder, able to pay its debts as they became due from its own moneys, and any disposition or settlement of property effected by any of the Transaction Documents is made in good faith and for valuable consideration and at the time of each disposition of property by the Company pursuant to the Transaction Documents the Company will be able to pay its debts as they become due from its own moneys.

10.

The originals of all documents examined in connection with this opinion are authentic.  The signatures, initials and seals on the Transaction Documents and the Power of Attorney are genuine and are those of a person or persons given power to execute the Transaction Documents and the Power of Attorney under the Resolutions or any power of attorney given by the Company to execute such documents.  All documents purporting to be sealed have been so sealed.  All copies are complete and conform to their originals.  The Transaction Documents and the Power of Attorney conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such Transaction Documents.

11.

Any Transaction Document and the Power of Attorney was either executed as a single physical document (whether in counterpart or not) in full and final form or, where the Power of Attorney or any Transaction Document was executed by or on behalf of any company, body corporate or corporate entity, the relevant signature page was attached to such Transaction Document by, or on behalf of, the relevant person or otherwise with such person's express or implied authority.

12.	The Memorandum and Articles of Association reviewed by us are the Memorandum and Articles of Association of the Company in force at the date hereof.

13.

The Company Records are complete and accurate and constitute a complete and accurate record of the business transacted and the resolutions adopted by the Company and all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

14.	The Resolutions were duly adopted at a duly convened meeting of the Board of Directors and such meeting was held and conducted in accordance with the Articles of Association of the Company.

15.

The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director, or by and on behalf of each member in respect of member resolutions, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

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16.	The Resolutions and any power of attorney given by the Company to execute the Transaction Documents remain in full force and effect and have not been revoked or varied.

17.

No resolution voluntarily to wind up the Company has been adopted by the members and no event of a type which is specified in the Articles of Association of the Company as giving rise to the winding up of the Company (if any) has in fact occurred.

18.	The terms of the Transaction Documents (other than the Indenture) will not breach any provision of Cayman Islands law or any public policy of the Cayman Islands.

19.	The Company Debt Securities will conform to the forms attached to the Indenture.

20.	The Company Debt Warrants and any Debt Warrant Agreement will be in substantially the form described in the Registration Statement.

The opinions expressed herein are subject to the following qualifications:

1.

The term "enforceable" and its cognates as used in this opinion means that the obligations assumed by any party under the Transaction Documents are of a type which the courts of the Cayman Islands enforce. This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)

enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

(b)

enforcement may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where the court considers damages to be an adequate remedy;

	(c)	claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)

where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;

	(e)	a judgment of a court of the Cayman Islands may be required to be made in Cayman Islands dollars;

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(f)

to the extent that any provision of the Transaction Documents is adjudicated to be penal in nature, it will not be enforceable in the courts of the Cayman Islands; in particular, the enforceability of any provision of the Transaction Documents which imposes additional obligations in the event of any breach or default, or of payment or prepayment being made other than on an agreed date, may be limited to the extent that it is subsequently adjudicated to be penal in nature and not an attempt to make a reasonable pre-estimate of loss;

(g)

to the extent that the performance of any obligation arising under the Transaction Documents would be fraudulent or contrary to public policy, it will not be enforceable in the courts of the Cayman Islands;

(h)

in the case of an insolvent liquidation of the Company, its liabilities are required to be translated into the functional currency of the Company (being the currency of the primary economic environment in which it operated as at the commencement of the liquidation) at the exchange rates prevailing on the date of commencement of the voluntary liquidation or the day on which the winding up order is made (as the case may be);

	(i)	a Cayman Islands court will not necessarily award costs in litigation in accordance with contractual provisions in this regard; and

(j)

the effectiveness of terms in the Transaction Documents excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.

2.

A certificate, determination, calculation or designation of any party to the Transaction Documents as to any matter provided therein might be held by a Cayman Islands court not to be conclusive, final and binding, notwithstanding any provision to that effect therein contained, for example if it could be shown to have an unreasonable, arbitrary or improper basis or in the event of manifest error.

3.

If any provision of the Transaction Documents is held to be illegal, invalid or unenforceable, severance of such provision from the remaining provisions will be subject to the discretion of the Cayman Islands courts notwithstanding any express provisions in this regard.

4.

Notwithstanding any purported date of execution in the Transaction Documents, the rights and obligations therein contained take effect only on the actual execution and delivery thereof but the Transaction Documents may provide that they have retrospective effect as between the parties thereto alone.

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5.

In principle, a person who claims to be entitled pursuant to a contract to recover the legal fees and expenses incurred in enforcing that contract shall be entitled to judgment for the amount of legal fees and expenses found due under the contract and such amount shall not be subject to taxation pursuant to the applicable rule of court.

6.	We express no opinion upon the effectiveness of any clause of the Transaction Documents providing that the terms of such Transaction Document may only be amended in writing.

7.

The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions and/or measures adopted by the European Union Council for Common Foreign & Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council.

8.	All powers of attorney granted by the Company in any of the Transaction Documents must be duly executed as deeds or under seal by persons authorised to do so:

	(a)	if governed by the laws of the Cayman Islands; and/or

	(b)	in order for the donee of the power and certain third parties to benefit from certain provisions of the Power of Attorney Law (as amended) (the "Power of Attorney Law").

Based upon and subject to the foregoing, we are of the opinion that:

1.		The Company has been duly incorporated and is a validly existing exempted company with limited liability under the laws of the Cayman Islands.

2.

With respect to Company Debt Securities to be issued under the Indenture and/or Company Debt Warrants to be issued under any Debt Warrant Agreement, when (i) the Debt Warrant Agreement has been duly authorised and executed by all parties to it in substantially the form described in the Registration Statement; (ii) the board of directors of the Company (the "Company Board”) has taken all necessary corporate action to approve the Debt Warrant Agreement, the issuance and terms of such Company Debt Securities and/or Company Debt Warrants, the terms of the offering thereof and related matters; and (iv) such Company Debt Securities and/or Company Debt Warrants have been duly executed by a person or persons authorised to execute the same, authenticated, issued and delivered in accordance with the provisions of the Indenture and/or the Debt Warrant Agreement and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration therefor provided for therein, such Company Debt Securities and/or Company Debt Warrants will be duly authorised by the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

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We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Validity of Securities” as counsel for the Company who have passed on the validity of the Company Debt Securities and/or Company Debt Warrants being registered by the Registration Statement, and to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.  This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ walkers

Walkers